Exhibit 99.2

Q&A Relating to PTGI’s Sale of BLACKIRON

Facts

•

Primus Telecommunications Group, Incorporated (“PTGi”) and Rogers Communications Inc. (“Rogers”) have completed a transaction whereby Rogers Communications has acquired BLACKIRON Data ULC (“BLACKIRON Data”) for a cash consideration of approximately CAD $200 million.

•	BLACKIRON Data provides data center, cloud, managed and professional services to approximately 4,000 customers across Canada.

•

A national footprint of 8 data centers: two in Ottawa (totaling 14,800 potential max raised square feet), three in Toronto, including a Tier III facility (totaling 36,400 potential max raised square feet), one in London (totaling 30,000 potential max raised square feet), one in Edmonton (totaling 8,400 potential max raised square feet), and one in Vancouver (totaling 2,200 potential max raised square feet).

•	Fully-Certified National Data Center Footprint – SSAE 16 Type II, ISAE 3402 Type II, CSAE 3416 Type II, PCI DSS

•	A geographically redundant Cloud Computing Platform with full management portal, and integrated security, storage, and backup solutions

•	Recently recognized as a “Champion” in the Info-Tech Research Group’s 2012 Vendor Landscape for Canadian Colocation and Managed Services Providers

•	For 2012, BLACKIRON Data generated revenue of US $33.7 million and Adjusted EBITDA of US $13.0 million. Capex for the year was US $15.7 million.

•	BLACKIRON Data has 132 employees.

Key Messages

•	PTGi has invested in capacity expansion, launched a new Tier III data center and second-generation cloud computing platform to create a highly attractive set of assets.

Q&A

Transaction

1.	What are the terms of the transaction?

(A)	PTGi and Primus Telecommunications Canada Inc. (“PTCI”), an indirect wholly owned subsidiary of PTGi, entered into an equity purchase agreement, dated April 17, 2013 (the “Purchase Agreement”), with Rogers, a Canadian telecommunications company listed on the Toronto Stock Exchange, and Rogers Data Services Inc., a wholly-owned subsidiary of Rogers Communications Inc. (“Purchaser”), to sell to Purchaser all of the outstanding equity of BLACKIRON Data, a direct wholly owned subsidiary of PTCI, for approximately CAD $200 million. The purchase price is subject to potential downward or upward post-closing adjustments based on net working capital and cash at closing. In addition, CAD $20 million of the purchase price was placed in escrow to be released 15 months after the closing date, subject to any deductions required to satisfy indemnification obligations of PTGi and PTCI under the Purchase Agreement. The Purchase Agreement contains customary indemnification obligations, representations, warranties and covenants for a transaction of this nature. In addition, subject to certain exceptions, PTGi and its subsidiaries also agreed for a period of two years from the closing date to certain restrictions on competing with BLACKIRON Data as provided in the Purchase Agreement. The transaction signed and closed on April 17, 2013.

2.	How were you able to sign and complete the transaction simultaneously? Didn’t the transaction require regulatory approvals?

(A)	PTGi required no Canadian regulatory approvals to complete this transaction. In addition, we were able to obtain all material consents prior to closing and therefore we could sign and close the same day.

3.	Who advised PTGi on the deal?

(A)	Jefferies LLC, is acting as exclusive financial advisor to the Special Committee of the Board of PTGi’s Board of Directors and O’Melveny & Myers LLP was outside legal counsel to the Special Committee of PTGi’s Board of Directors.

4.	Is there a non-compete on either side of the transaction?

(A)	Subject to certain exceptions, PTGi and its subsidiaries also agreed for a period of two years from the closing date to certain restrictions on competing with BLACKIRON Data as provided in the Purchase Agreement.

Proceeds/Use of Proceeds

5.	What are the net after-tax cash proceeds?

(A)	The company is considering ways to maximize US after-tax proceeds.

6.	What will you use the proceeds of the sale for?

(A)	Under the terms of the bond indenture, our board has until 365 days after the closing to make specific determinations regarding the use of proceeds. We expect to make further announcements regarding the use of proceeds as our board makes those determinations.

7.	Under the terms of the bond indenture, isn’t PTGi obligated to use the proceeds of asset sales to offer to repurchase bonds?

(A)	The indenture for our 10% Notes generally permits us to use the proceeds to discharge indebtedness or reinvest in the business. Proceeds not used to reinvest in the business may be used to conduct a tender offer for the 10% Notes. Following any tender offer, any remaining funds will become available for general corporate purposes.

8.	What restrictions does the 10% Note indenture place on the distribution of proceeds to equity holders? Must all bonds be redeemed before any distribution via dividend or other means can be made?

(A)	The 10% Notes indenture has a covenant that limits the amount of dividends that PTGi may pay to its stockholders. The covenant also applies to other forms of restricted payments like share repurchases. Because of the special dividends that we paid during 2012, we have only a limited amount of dividends or other restricted payments that we could make without amending the indenture or redeeming the 10% Notes.

9.	Are outstanding PTGi Warrants affected by the transaction?

(A)	No, there is no adjustment to the terms of the Warrants as a result of the transaction.

10.	What happens to PTGi now? Will you remain public?

(A)	Yes, we expect to continue to operate as a public company.

11.	Will you stay listed on the NYSE?

(A)	Yes we expect to remain listed.

12.	What’s going to happen to the CVRs?

(A)	This transaction does not affect the CVRs.

Acquired Assets

13.	What will Rogers do with the acquired assets?

(A)	If you have questions for Rogers, you can contact:

a.	Investors – Bruce M. Mann, Rogers Communications; phone: 416.935.3532; email: bruce.mann@rci.rogers.com

b.	Media – Allison Fitton – phone: 416-935-8860, email: Allison.Fitton@rci.rogers.com

14.	Who will manage the new assets / what is the integration process?

(A)	If you have questions for Rogers, you can contact:

a.	Investors – Bruce M. Mann, Rogers Communications; phone: 416.935.3532; email: bruce.mann@rci.rogers.com

b.	Media – Allison Fitton – phone: 416-935-8860; email: Allison.Fitton@rci.rogers.com

Forward-Looking Statements

These Q&As contain or incorporate a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results are more fully described in our annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.ptgi.com. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

3